PRELIMINARY PROXY MATERIALS

                                              THERMO-MIZER ENVIRONMENTAL CORP.
                                                  900 East Hazelwood Avenue
                                                  Rahway, New Jersey 07065

                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      TO BE HELD ON JUNE 12, 1998 AT 10:00 A.M.

To the Shareholders of
Thermo-Mizer Environmental Corp.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Thermo-Mizer Environmental Corp., a Delaware corporation (the "Company"), will be held at the Montvale Inn, 100 Chestnut Ridge Road, Montvale, New Jersey 07645, on June 12, 1998, at the hour of 10:00 a.m. local time for the following purposes:

     (1) To elect one director for a term of three years as authorized by the Company's By-Laws, as amended;



         (2)      To ratify the appointment of the independent auditors;

         (3)      To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation to change the name of the Company to Laminaire Corporation;

         (4) To approve an amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock which the Company shall have authority to issue from 25,000,000 shares of a par value of $.001 per share to 40,000,000 shares of a par value of $.001 per share as recommended by the Company's Board of Directors;

         (5)      To  ratify  the  amendment  of  the   Company's   Articles  of
                  Incorporation to effect a one-for-four reverse stock split;

         (6) To consider and approve the adoption of a Stock Incentive Plan for the Company; and

         (7) To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

May 19, 1998                                Antonio Garay, President

         IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSALS AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT YOUR PROMPT RETURN OF A SIGNED AND DATED PROXY WILL BE APPRECIATED.
THERMO-MIZER ENVIRONMENTAL CORP.                      900 East Hazelwood Avenue
                                                       Rahway, New Jersey 07065

                                                       June 12, 1998

                                                      PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Shareholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 will be mailed to shareholders on or about May 19, 1998.

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is May 15, 1998. On that date, there were issued and outstanding, 11,938,155 shares of Common Stock, par value $.001 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.

         All proxies received pursuant to this solicitation will be voted (unless revoked) at the Meeting on June 12, 1998, or any adjournments thereof, in the manner directed by a shareholder and, if no direction is made, in favor of the proposals. Any shareholder giving a proxy has the power to revoke it any time prior to voting, but a revocation will not be effective until the Company has received a revoking instrument or a proper proxy of later date. Mere attendance at the meeting, without such revoking instrument, will not revoke the proxy.

         The favorable vote of holders of a majority of the shareholders present at the Meeting is required to approve all proposals.

         As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.


                                      SECURITY OWNERSHIP AND CERTAIN BENEFICIAL
                                                  OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock at March 31, 1998 by (i) each person known by the Company to own, directly or beneficially, more than 5% of the Company's Common Stock at such date (assuming that all shares issued to such persons are still held by them), (ii) each of the Company's directors, and (iii) all officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.


NAME AND ADDRESS OF                                           NUMBER OF                   PERCENT Of
 BENEFICIAL OWNER (6)                                  SHARES OWNED (5)             SHARES OWNED (4)


Jon J. Darcy (1)                                                539,750                          5.1

Edward Sundberg                                                   1,500                            -

Edward A. Heil  (2)                                                   -                            -

K. Ivan F. Gothner                                                    -                            -

Charles J. Garay                                                      -                            -

Gerard M. Gallagher                                                   -                            -

Steven W. Schuster (3)                                           17,000                            -

David Morgenstern                                               609,488                          5.7
Norwood Venture Group(4)                                      2,083,333                         16.3
Austost Anstalt Schaan(4)                                     1,693,535                         14.9

UFH Endowment (4)                                             1,678,780                         14.8

Arcadia Mutual Fund Co., Inc (4)                              3,021,354                         27.1

Directors and Officers As a Group                               558,250                          5.2

1. Excludes 441,543 shares held in three trusts for Mr. Darcy's children over which Mr. Darcy disclaims beneficial ownership.

2. Excludes 80,000 shares owned by a company in which Mr. Heil is managing director. Mr. Heil disclaims beneficial ownership thereof.

3. Excludes 41,000 shares held by the law firm in which Mr. Schuster is a partner.

4. Excludes the assumed conversion of warrants and options which have exercise or conversion prices in excess of the current market price. Assumes that convertible debt having an aggregate principal amount of $1,187,500 will be converted at a price of $.24 per share. Includes the issuance of

         2,083,333 shares of Common Stock to Norwood Venture Group upon conversion of a promissory note in the principal amount of $500,000; the issuance of 687,500 shares of Common Stock to each of UFH Endowment, and Austost Anstalt Schaan and the issuance of 447,917 shares of Common Stock to Arcadia Mutual Fund Co., Inc. upon conversion by each entity of $165,000 outstanding principal amount of convertible debentures.

5. Excludes all options held by the respective individuals which have exercise prices above the current market price or which are not redeemable.

6. The address for each officer or director listed above is 960 East Hazelwood Avenue, Rahway, New Jersey 07065.


                                           PROPOSAL ONE:  ELECTION OF DIRECTORS

                  Management recommends that you vote in favor of the nominees named to the Board of Directors

                  The By-laws of the Company, as amended, provide for a staggered Board of Directors. The Board of Directors currently consists of five
(5) members in the following class and terms: Class II directors elected for a two-year term (Edward A. Heil, K. Ivan Gothner); and Class III directors elected for a three-year term (Jon J. Darcy, Edward A. Sundberg). As provided by the By-laws, successors to directors whose terms expire will be elected for three-year terms.

                  One (1) director is to be elected at the meeting, to hold office for a period of three years. It is intended that votes will be cast pursuant to such proxy for the election of the one person whose name is first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. If all of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. Directors will be elected by a majority of the votes cast at the Meeting.

                  The following information is submitted concerning the one nominee for election as director of the Company:

Nominees for Election

                  The following individual is the nominee for director of the Company.

                                                     Charles J. Garay

                  The Board of Directors is currently made up of the following:

                           Class                     Term                       First
                           of                        of                         Became           Principal
                           Director                           Office                    Director                   Occupation

Edward A. Heil             II                        2 years                            1995              Consultant

K. Ivan F. Gothner         II                        2 years                    1995             Director of
                                                                                                 securities firm

Jon J. Darcy               III                       3 years                    1978             Director

Edward A. Sundberg         III                       3 years                    1995             President of
                                                                                                 consulting
                                                                                                 firm

Charles J. Garay           I                         3 years                    1997             Former President
                                                                                                 of Laminaire

         All Directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. The Company has a staggered Board of Directors. Mr. Garay's term expires in 1998. The terms of Messrs. Heil and Gothner expire in 1999. The terms of Messrs. Darcy and Sundberg expire in 2000. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

         The Board of Directors has an Audit Committee, Finance, Operating and Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control. The Finance Committee, established in February 1998, oversees the Company's treasury function. The Operating Committee, established in February 1998, reviews and establishes the Company's strategies, goals and direction.

         The executive officers and directors of the Company are as follows:


Name                                         Age            Position with Company

Edward A. Sundberg                           50             Chairman of the Board, Director
Antonio Garay                                50             President
Jon J. Darcy                                 50             Director
Gerard M. Gallagher                          62             Chief Financial Officer
Edward A. Heil                               47             Director
K. Ivan F. Gothner                           39             Director
Charles J. Garay                             58             Director
Steven W. Schuster                           43             Secretary

Background of Executive Officers and Directors

     Antonio Garay was elected President of the Company in April 1998. From 19__ to October 1997 he was _____ and ______ of Laminaire. Mr. Garay holds a Bachelor of ______ degree etc. etc. etc.

     Edward A. Sundberg has been President of ConsultAmerica, Inc., a business-consulting firm, since 1992. From 1989 to 1992, he was Executive Vice President of ISS International Service Systems, Inc. Mr. Sundberg holds a Bachelor of Science degree from the United States Naval Academy and a Master of Business Administration from Boston University.

         Edward A. Heil is a certified public accountant and a managing director, since January 1992, in Independent Network Group, Inc., a financial consulting firm. From 1984 through December 1991 he was a partner in the accounting firm, Deloitte & Touche, LLP. From 1973 to 1984 he was employed in various professional capacities by Deloitte & Touche, LLP. Mr. Heil holds Bachelor of Arts and Master of Business Administration degrees from New York University.

         K. Ivan F. Gothner has been a Managing Director of The Adirondack Group LLC, a financial consulting firm, since March 1997. Prior thereto, he was employed as a managing director of First United Equities, Inc., a broker-dealer that is a member of the National Association of Securities Dealers, Inc., since August 1995. He was President of Breasy Medical Equipment (US), Inc. from October 1994 to August 1995. From January 1993 through September 1994 he was General Partner of Adirondack Partners, LP. From 1990 to 1992 he was a Senior Vice President at Barclays Bank of New York. Prior thereto, he was a Senior Vice President at Kleinwort Benson Limited, an investment banking firm. Mr. Gothner holds Bachelor of Arts and Master of Arts degrees from Columbia University. Mr. Gothner is also a director of The Ashton Technology Group, Inc., a publicly-traded company headquartered in Philadelphia.

     Charles J. Garay, the founder of Laminaire became a member of the Board of Directors in October 1997 upon the completion of the Laminaire acquisition. From 1968 to October 1997 he was President and Chief Executive Officer of Laminaire. Mr. Garay attended Rutgers University.

         Jon J. Darcy co-founded the Company in 1978, was an executive with it since inception and was President from 1987 until April 1998. He has a Bachelor of Science degree from the State University of New York Maritime College.

         Gerard M. Gallagher became Chief Financial Officer of the Company in February 1998. For the preceding five years, he served as an independent consultant to a variety of businesses. He is a graduate of Iona College.

     Steven W. Schuster has been secretary of the Company since July 1996. He is a member of McLaughlin & Stern, LLP, counsel to the Company, since 1995. Mr. Schuster has practiced corporate and securities law for the past 18 years. He received a Bachelor of Arts degree from Harvard University and a Juris Doctorate from New York University. Mr. Schuster is a director of ACTV, Inc., an interactive television company.

                  Outside directors receive $4,000 per year plus $350 per meeting as compensation for serving on the Board of Directors. All Directors are reimbursed by the Company for expenses incurred in attending Directors' meetings. Firms associated with outside directors and the Company's Secretary received an aggregate of $217, 675 (principally for professional fees associated with the acquisition of Laminaire and the negotiation of the financing therefor, and in the case of Mr. Schuster, legal services). In addition, the directors who served as of October 15, 1997 each received options to purchase up to 100,000 shares of common stock at an exercise price equal to the average conversion price of convertible debentures converted between the period January 1, 1998 and April 15, 1998. Mr. Schuster received an option to purchase 50,000 shares. Each option also includes the right to purchase two Class A Redeemable Warrants at a price of $.05 per warrant. These options become exercisable on April 16, 1998 and remain exercisable for a period of five years thereafter.

                  During the fiscal year ended June 30,1997 the Board of Directors held six meetings. During the fiscal year ended December 31, 1997, the Board of Directors held five meetings.

Executive Compensation
The following tabulation shows the total compensation paid by the Company to its executive officers for the fiscal years ended June 30, 1996, June 30, 1997 and the transition fiscal year ended December 31, 1997.



                                                                                         Long Term
                                                                                    Compensation Awards                 Payouts

                                              Annual Compensation (1)

Name and                                                      Other Annual   Restricted Stock     Options/    LTIP        All Other
Principal Position                Year       Salary     Bonus Compensation      Awards ($)         SARs      Payouts    Compensation
------------------                                            ------------     ----------         ----      -------     ------------

Jon J. Darcy             1997 (6 mos.)      $71,170                $4,000          --              --           --             --
 President                        1997      123,000                8,000           --              --           --             --
                                  1996      123,000                8,000           --              --           --             --


         In fiscal 1996, Mr. Darcy received options to purchase 95,000 shares at an exercise price of $.83 per share, the market price of the shares on the date of issuance. In October 1997, Mr. Darcy received options to purchase up to 100,000 shares of common stock at an exercise price equal to the average conversion price of convertible debentures converted between the period January 1, 1998 and April 15, 1998. Each option also includes the right to purchase two Class A Redeemable Warrants at a price of $.05 per warrant. These options become exercisable on April 16, 1998 and remain exercisable for a period of five years thereafter.

         No other employee or officer received annual compensation of as much as $100,000.

         In October 1997, the Company entered into Memorandums of Understanding with three directors under which firms with which they are associated receive fees for consulting services performed. The fees specified are $10,000 per month for firms associated with Messrs. Heil and Sundberg and $4,000 per month for a firm associated with Mr. Gothner.

         The Board of Directors has established a compensation committee comprised of outside directors to review compensation matters as well as any new employment contracts. The Company has a health and disability plan and a 401(k) plan for its employees.

Employment Agreements

         In July 1997, the Company entered into a three-year employment agreement with Jon J. Darcy, former President of the Company, under which he will receive an annual salary of $135,000, $ 145,000 and $155,000, respectively, during each of the three fiscal years in the period ended June 30, 2000. Subject to renewal for two additional three-year terms unless terminated for cause. The contract also provides for the issuance of stock options based on the achievement of specified operating performance, the use of a car and that the Board of Directors may award Mr. Darcy bonuses and other incentive compensation as it deems appropriate, based upon the Company's operating performance or other reasonable criteria and includes a restrictive covenant limiting Mr. Darcy's ability to obtain employment with a competitor or potential competitor.

         In June 1996, the Company entered into three-year employment agreements with three software engineers under which it is obligated to pay annual salaries of $60,000 to each such engineer. The agreements contain covenants-not-to-compete and confidentiality agreements, as well as provisions for severance pay if the Company terminates any or all such agreements for other than cause.

         The Company is obligated under contracts with two Laminaire executives to pay annual salaries aggregating $220,000. Such contracts are cancelable with 30 days notice but require severance payments for periods ranging from six to nine months through _________________.

Certain Transactions

         On October 16, 1997, the Company acquired all of the outstanding shares of Common Stock of Laminaire from Garay LLC for a purchase price of $3,200,000, subject to adjustment based on Laminaire's operating performance during the period immediately prior to the acquisition. Garay LLC is an affiliate of Charles Garay, who became a director of the Company after the acquisition of Laminaire was completed. The purchase price consisted of a cash payment of $1,000,000, a convertible promissory note in the principal amount of $2,200,000 (the "First Note") and a promissory note with a principal amount to be determined (the "Second Note").

         First Note, Second and Third Notes - The First Note bears interest at the rate of 10% per annum and is payable in 60 equal monthly installments of principal and interest of $33,830 commencing November 16, 1997 with a final payment of principal of $1,000,000 due on October 16, 2002. The First Note is convertible into shares of Common Stock at a conversion price per share equal to $1 per share. The First Note becomes convertible for a period of two years commencing April 16, 1998 in amounts not exceeding $500,000 for each four month period. The holder of the First Note is entitled to demand registration of the Common Stock issuable upon conversion of the First Note on one occasion at the Company's expense commencing April 16, 1999 and is also entitled to piggyback registration for such shares of Common Stock with respect to any registration statement filed by the Company with the exception of a registration statement to be filed in connection with any of the securities issued in connection with obtaining the financing for the Company's acquisition of Laminaire.

         The Second Note will be in a principal amount equal to the difference between (a) the Stockholders' Equity (as defined) of Laminaire as of September 30, 1997 minus $200,000 minus (b) the Stockholders' Equity of Laminaire as of September 30, 1996. In the event that the adjustment to the purchase price is negative, the principal amount of the First Note will be reduced by such amount. The Second Note, which bears interest at the rate of 15% per annum, was to be due on March 31, 1998; however, the final principal amount thereof has not yet been determined.

         In conjunction with the acquisition of Laminaire, the Company issued a promissory note to Charles Garay in the principal amount of $90,479 (the "Third Note"). The Third Note, and all accrued interest at the rate of 20% per annum, is due May 13, 1998.

         The Company's obligations under the First and Second Notes are secured by first priority security interests in the real property and all tangible and intangible personal property, including inventory and accounts receivable, of Laminaire and the inventory and equipment of the Company and a subordinate security interest in the accounts receivable of the Company. The subordinate security interest is subordinate to the interests of the holders of convertible debentures and convertible promissory notes in the principal amount of $500,000. The agreements underlying First and Second Notes also contain restrictions on the Company's ability to transfer cash from Laminaire and require the Company to comply with various financial ratios.

         During the six months ended December 31, 1997 and the fiscal years ended June 30, 1997 and 1996, the Company paid professional, consulting and legal fees amounting to $217,675 (of which $126,180 relates to the acquisition of Laminaire or obtaining the financing therefor); $332,953(of which $153,924 relates to the acquisition of Laminaire or obtaining the financing therefor) and $97,095 (of which $40,220 relates to services associated with the initial public offering) to directors or firms related to directors or officers. The law firm in which the Company's Secretary is a partner also received 41,000 shares of common stock in satisfaction of fees owed in fiscal 1997.

         In October 1997, the Company entered into Memorandums of Understanding with three directors under which firms with which they are associated receive fees for consulting services performed. The fees specified are $10,000 per month for firms associated with Messrs. Heil and Sundberg and $4,000 per month for a firm associated with Mr. Gothner.

         Subsequent to June 30, 1997 but prior to the closing of the Laminaire acquisition, the Company issued convertible debentures (the "First Debentures") to ten investors, in the aggregate principal amount of $1,450,000 pursuant to Regulation S under the Securities Act of 1933, as amended, (the "Securities Act"). Concurrent with the closing of the acquisition of Laminaire on October 16, 1997, the Company also issued 326,521 shares of its Common Stock to a single investor for aggregate consideration of $200,000 pursuant to Regulation S under the Securities Act and issued convertible debentures (the "Debentures") to three investors in the principal amount of $300,000 pursuant to Regulation S under the Securities Act. Arcadia Mutual Fund Co., Inc. purchased Debentures in the aggregate principal amount of $500,000. Austost Anstalt Schaan purchased Debentures in the aggregate principal amount of $325,000. David Morgenstern purchased Debentures in the aggregate principal amount of $100,000. UFH Endowment Ltd. purchased Debentures in the aggregate principal amount of $325,000. The Company will pay interest to the holders of the Debenture at the rate of 5% per annum. Interest on the Debentures is payable in cash or Common Stock of the Company, at the Company's discretion. The Debentures, which are unsecured, are convertible into shares of the Company's Common Stock at any time beginning 41 days after the date of issuance, at a price per share equal to the lesser of 70% of the average closing bid price for the five trading days preceding: (i) the date of conversion or (ii) the date of closing, October 16, 1997. Through March 31, 1998, an aggregate of $1,562,500 of the principal amount of the Debentures have been converted into 7,621,059 shares of Common Stock.

         Concurrent with the closing of the acquisition of Laminaire, the Company issued a convertible promissory note (the "Convertible Note") to Norwood Venture Corp. in the principal amount of $500,000 pursuant to Regulation D under the Securities Act. The Company is obligated pay interest to the holders of the Convertible Note at the rate of 10% per annum. The Company's obligations under the Convertible Note are secured by a first in the Company's accounts receivable and a lien that is second in priority to that of Garay LLC, the seller of the common stock of Laminaire, with respect to the inventory and equipment of the Company and the accounts receivable, inventory and equipment of Laminaire. Laminaire also executed a guaranty in favor of Norwood with respect to the Company's obligations under the Convertible Note. The Convertible Note is convertible into shares of the Company's Common Stock at any time at a price per share equal to the lesser of 70% of the average closing bid price for the five trading days preceding (i) the date of conversion or (ii) the date of closing, October 16, 1997. The Company agreed to register the shares of Common Stock issuable upon conversion of the Convertible Note under the Securities Act. In addition, the Company is obligated to pay Norwood $10,000 per month commencing January 16, 1998 until such shares of Common Stock are registered under the Securities Act.

         On  October  22,  1997,  the  Board of  Directors  approved  consulting
arrangements  with  Ridge  Associates  and   ConsultAmerica,   Inc.,  which  are
affiliates of Mr. Heil and Mr. Sundberg, respectively. The consulting arrangements provide for payments of $10,000 per month at the discretion of the Company.

         The affirmative vote of holders of a majority of the Company's outstanding Voting Stock is required for the election of each nominee for director.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
                                    ELECTION OF THE ONE DIRECTOR HEREIN NAMED
                                          (Item No. 1 on the proxy card).

                            PROPOSAL TWO:     RATIFICATION OF APPOINTMENT OF
                                                  INDEPENDENT AUDITORS

                           Management Recommends That You Vote in Favor of the
                                      Appointment of the Independent Auditors

         Since ______, the firm of Eichler Bergsman & Co., LLP independent auditors, has examined and reported on the Company's financial statements. The Board of Directors has appointed Eichler Bergsman & Co., LLP as independent auditors to examine and report on the consolidated financial statements of the Company for the current year ending December 31, 1999 subject to stockholder approval.

     During the fiscal year ended June 30, 1997 and transition fiscal year ended December 31, 1998, Eichler Bergsman & Co., LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of its subsidiaries. Audit services also included a review of filings with the Securities and Exchange Commission and the annual report to shareholders.

         Ratification of the appointment of Eichler Bergsman & Co., LLP as independent auditors requires the affirmative vote a majority of the votes cast at the meeting by holders of the Corporation's Common Stock.

         A representative of Eichler Bergsman & Co., LLP will be present at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT
                                              (Item No. 2 on the proxy card).

     PROPOSAL THREE:                    TO AMEND ARTICLE FIRST OF THE COMPANY'S
                                            ARTICLES OF INCORPORATION

                          Management Recommends That You Vote in Favor of the
                                Amendment to the Articles of Incorporation


General

         The Board of Directors of the Company has unanimously adopted, subject to stockholder approval, a resolution providing that Article FIRST of the Company's Articles of Incorporation be amended to change the name of the Company from Thermo-Mizer Environmental Corp. to Laminaire Corporation.

         In the event of a negative vote of the shareholders to this Proposal No. 3, the Company will retain the name of Thermo-Mizer Environmental Corp.

     The Board of Directors recommends that the stockholders vote "FOR" approval of this Proposal No. 3

Reasons for the Proposal

         On October 16, 1997, the Company acquired all of the outstanding shares of Common Stock of Laminaire Corporation ("Laminaire") from Garay LLC for a purchase price of $3,200,000, subject to adjustment based on Laminaire's operating performance during the period immediately prior to the acquisition. Laminaire, based in Rahway, New Jersey, manufactures and distributes cleanroom products and also produces a variety of electronic circuit boards. Garay LLC is an affiliate of Charles Garay, who became a director of the Company following the acquisition of Laminaire. Since Laminaire is the Company's wholly-owned subsidiary and is responsible for the majority of all operations and revenues for the Company, the Board of Directors has determined that it is in the Company's best interest to change its name to be identical with that of the operating subsidiary.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
                     AMENDMENT TO CHANGE THE NAME OF THE COMPANY TO LAMINAIRE CORPORATION
                                              (Item No. 3 on the proxy card).

                                 PROPOSAL FOUR:  INCREASE OF AUTHORIZED SHARES

     Management recommends that you vote in favor of the increase of authorized shares

         The Board of Directors proposes to increase the authorized shares of Common Stock which the Company shall have authority to issue from 25,000,000 shares at a par value of $.001 per share to 40,00,000 shares of a par value of $.001 per share. The resolution approved by the Board of Directors is as follows:

         RESOLVED,   that  Article  FOURTH  of  the  Company's   Certificate  of
         Incorporation be, and hereby, is amended to increase the number of authorized shares.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Forty Million (40,000,000). The par value of each of such shares is One Tenth of One ($.001) Cent. All such shares are of one class and are shares of Common Stock.

         The corporation may issue its entire authorized capital stock or such part thereof as the directors may determine, for such consideration as from time to time, may be fixed by the Board of Directors, or otherwise prescribed by law. Any and all such shares when so issued and sold shall be fully paid and non-accessible, and the holder of such shares shall be liable to the corporation or its creditors in respect thereto. Every share of such stock shall be equal to every other share of such stock.

         In addition, the Company may wish to use Common Stock for additional financings or for acquisitions, although it does not currently have any present intent, agreement or understanding regarding such a transaction.

         Management believes that it is in the Company's best interests to increase the Company's authorized capitalization.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                                      "FOR" THE INCREASE IN AUTHORIZED SHARES
                                          (Item No. 4 on the proxy card).

                               PROPOSAL FIVE: APPROVAL OF REVERSE STOCK SPLIT

         Management recommends that you vote in favor of the adoption of the proposed One-for-Four Reverse Stock Split


         On May 6, 1998, the Board of Directors adopted resolutions to effect a one-for-four reverse stock split of the Company's outstanding Common Stock, $.001 par value. The Board announced that it had authorized the reverse stock split "...in an effort to spur interest in the Company's stock and to enhance shareholder value." Stockholders are hereby being requested to ratify the one-for-four reverse stock split of the Common Stock as authorized by the Board of Directors effective June 15, 1998, and in connection therewith, to amend Article FOURTH of the Company's Articles of Incorporation.

         It should be noted that the Company has been informed by NASDAQ that the Company's Common Stock will be delisted from NASDAQ effective May 23, 1998 because the bid price of the Company's Common Stock has fallen below $1.00 for 30 days and therefore does not meet NASDAQ's minimum maintenance criteria. The Board of Directors has recommended approval of this stock split in part to enable the Company to comply with NASDAQ's listing criteria of a $1.00 minimum bid price. As of May 18, 1998, the closing bid price per share of Common Stock was $_____. There can be no assurance that the price will increase in direct proportion to the split or at all. No assurance can be given that the price of the Company's stock will reach $1.00 for ten consecutive trading days to comply with such maintenance criteria or that the $1.00 price can be sustained. The Board of Directors believe that maintaining the NASDAQ listing will help maintain liquidity in the market for the Company's Common Stock and facilitate capital raising transactions, of which there can be no assurance. In the event that the market price per share of Common Stock increases by less than 400% in inverse proportion to the one-for-four reverse split, the Company's aggregate market value will be reduced.

         The resolution approved by the Board of Directors is as follows:

         RESOLVED, that the one-for-four reverse stock split of the Company's Common Stock, $.001 par value authorized by the Board of Directors and changing each share of the Company's Common Stock, $.001 par value outstanding at June 16, 1998 into one-fourth (1/4th) of one share of new Common Stock, $.001 par value, without reducing, distributing or withdrawing the existing capital of this Corporation, be and the same is confirmed, ratified and approved.


                   THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE RATIFICATION OF THE ONE-FOR-FOURTH REVERSE STOCK SPLIT.

                                             (Item No.  5 on the proxy card).

                   PROPOSAL SIX: APPROVAL OF PROPOSED STOCK INCENTIVE PLAN

        Management recommends that you vote in favor of the adoption of the proposed Incentive Stock Plan


         The Board of Directors has unanimously approved and unanimously recommends that the shareholders adopt the Company's 1998 Stock Incentive Plan (the "Plan"). Approval of this proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. The Plan would provide a means whereby employees, officers, directors, consultants and independent contractors ("Qualified Grantees") may acquire the Common Stock of the Company pursuant to grants of Incentive Stock Options, ("ISO") whereby Qualified Grantees may purchase shares of Common Stock pursuant to "nonqualified stock options" and whereby Qualified Grantees may acquire the right to participate in the appreciation of the Common Stock pursuant to "Stock Appreciation Rights". A summary of the significant provisions of the Plan, as amended, is set forth below. A copy of the full Plan is annexed as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

                  The Plan shall be administered by a committee (the "Committee") all of whose members are "disinterested persons" as that term is defined in Rule 16b-3(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, consisting of two or more directors appointed by, and who serve at the pleasure of, the Board of Directors. Subject to the express terms of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options and/or Stock Appreciation Rights may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

                  The Committee may amend, suspend, or terminate the Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) change the eligibility requirements for participation in the Plan.

                  Unless the Plan is terminated earlier by the Board of Directors, the Plan will terminate on May 1, 2008.

                  Subject to adjustments resulting from changes in capitalization and assuming approval of this Proposal by shareholders, no more than 1,000,000 shares of Common Stock may be issued pursuant to the exercise of options or Stock Appreciation Rights granted under the Plan. Grants of Stock Appreciation Rights will be deducted from the 1,000,000 shares authorized for issuance pursuant to the Plan.

                  Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options or Stock Appreciation Rights granted under the Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder or Stock Appreciation Rights holder to exercise his option or stock appreciation right or a comparable option substituted at the discretion of the Company prior to such event. An option or Stock Appreciation Rights may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan.

                  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those individuals who are eligible to receive options pursuant to the Plan, the terms and conditions of which shall be set forth in an option agreement between the Company and the optionee.

                  The exercise price of each option or stock appreciation right is determined by the Board of Directors or the Committee, but may not be less than 110% of the fair market value of the shares of Common Stock covered by the option or stock appreciation right for employees of the Company and 100% for nonemployee directors of the Company on the date the option or stock appreciation right is granted.

                  An ISO  holder  who  meets  the  eligibility  requirements  of
Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of ISO. If the ISO holder does not dispose of the shares acquired within two years after the date the ISO was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

                  If an ISO holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the ISO holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the ISO holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

                  An ISO generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the ISO holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the ISO holder as a result of the Disqualifying Disposition.

                  The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the ISO holder provided all necessary withholding requirements are met.

                  Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the ISO holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

                  For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of ISOs, the different between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount of the tax preference taken into account in the year the Risk of Forfeiture ceases will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the price, increased by the amount of the preference taken into account in computing the alternative minimum taxable income. The rate of tax applied in general to alternative minimum taxable income is 24%.

                  The affirmative vote of holders of a majority of the Company's outstanding Voting Stock is required for approval of the Plan.


           THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE ADOPTION
                                  OF THE PROPOSED STOCK INCENTIVE PLAN
                                      (Item No. 6 on the proxy card).

                                                       MISCELLANEOUS

Audit Matters

         It is expected that a representative of Eichler Bergsman & Co. LLP will be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.

         The Company's Annual Report on Form 10-KSB for the period ended December 31, 1997 is being mailed to shareholders with this Proxy Statement.

Proposals of Security Holders

         Proposals of security holders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than January 31, 1999.

Other Business

         The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.


                       By Order of the Board of Directors



                                                     Antonio Garay, President

May 19, 1998